Exhibit 99.1

June 30, 2026

LQR House Signs Two-Year ByteDance Agreement
Deploying AI Compute to Power Quantitative Research
at Fusion Five Continents Securities

LQR House’s subsidiary YHC AI Limited contracts with BytePlus Pte. Ltd., a ByteDance group company, for ModelArk AI computing power to strengthen the AI-driven research and automated portfolio optimization of Fusion Five Continents Securities, the brokerage platform that LQR House recently consolidated.

MIAMI BEACH, FL / ACCESSWIRE / June 30, 2026 / LQR House Inc. (the “Company” or “LQR House”) (NASDAQ:YHC) today announced that its subsidiary YHC AI Limited has entered into a two-year agreement with BytePlus Pte. Ltd., a ByteDance group company, to purchase advanced artificial intelligence computing power on the BytePlus ModelArk platform to expand the AI-driven research and quantitative-modeling capabilities of the Company’s subsidiary Fusion Five Continents Securities Limited and to promote those capabilities to the public.

Key Highlights

●	Parties: YHC AI Limited, an LQR House group company, and BytePlus Pte. Ltd., a ByteDance group company.

●	Date: June 26, 2026.

●	Term: Two years.

●	Technology: The ByteDance ModelArk platform, with its Seed 2.0 flagship foundation model and its Dreamina Seedance 2.0 fast-inference video models (Dreamina-Seedance-2.0-fast-inference-video-in and Dreamina-Seedance-2.0-fast-inference-non-video-in), all of which run within ModelArk’s broader inference, reasoning, and embedding stack.

●	Primary application: To enhance the AI-driven research, quantitative modeling, and automated portfolio optimization that has been developed at Fusion Five Continents Securities.

●	Secondary application: On-demand, hyper-realistic promotional video for the AI and quantitative-modeling business of Fusion Five Continents Securities.

●	Strategic context: The agreement is the first major AI infrastructure investment following the Company’s acquisition and consolidation of Fusion Five Continents Securities and is expected to expand to include ByteDance’s cloud computing and other AI technologies.

Strategic Rationale and Application to Fusion Five Continents Securities

At the center of the agreement is Seed 2.0, ByteDance’s flagship foundation model. Seed is a general-purpose reasoning and generative model intended to serve as the primary engine for the AI-driven research and automated portfolio optimization developed at Fusion Five Continents Securities.

The Seedance video models in the agreement contribute complementary capabilities. A frontier video model produces coherent footage by learning the dynamics of complex systems evolving under uncertainty. Since markets are also high-dimensional, path-dependent systems, the same architecture, when fed text and structured inputs instead of video, can be applied to them. Fusion Five Continents Securities intends to leverage Seed and Seedance to produce synthetic market scenarios, simulated paths, and forward distributions, providing the raw inputs for quantitative research and portfolio optimization.

Fusion Five Continents Securities is a licensed financial services firm positioned at the intersection of digital finance, global capital markets, and USD stablecoin infrastructure. The firm operates an integrated digital investment platform through which it delivers AI-driven research, offers automated portfolio optimization, executes orders, and provides stablecoin-settled funding and clearance, all in a single environment. The firm’s platform aims to deliver the kind of AI-driven research, automated trading analytics, and portfolio guidance that have historically been confined to professional hedge funds.

Fusion Five Continents Securities has developed its platform with its own AI and quantitative-modeling technology. Following the closing that carried LQR House to majority ownership and consolidation, the Company has set out to advance that platform into a fully AI-driven brokerage. This compute is the first major step in that process; it is intended to upgrade the engine Fusion Five Continents Securities already operates, adding the substantially greater generative and reasoning capacity of ByteDance’s AI models to its existing research and automated portfolio optimization.

Separately, the Company intends to use the Seedance 2.0 video-in configuration to generate hyper-realistic promotional campaigns for Fusion Five Continents Securities’ AI and quantitative-modeling business, producing studio-grade marketing on demand at a fraction of conventional cost and timeline.

The Company regards this agreement as the foundation for a broader relationship with the ByteDance group. Beyond this initial compute commitment, LQR House and BytePlus intend to expand the engagement to include cloud computing and other AI technologies, giving Fusion Five Continents Securities access to a widening set of infrastructure and models as its AI-driven brokerage develops.

“Investors are right to focus on generative video. It is one of the most visible advances in artificial intelligence,” said Sean Dollinger, Chief Executive Officer of LQR House. “Our interest goes a layer deeper. A model that can generate the next frame of a scene is, at its core, a system for modeling how complex systems unfold when future states are not fully predictable, which I consider to be among the central problems in quantitative finance. Coupling ByteDance’s Seed AI model with its Seedance video-oriented model provides Fusion Five Continents with a unique range of AI tools to upgrade the engine it runs for stock research and portfolio construction. While Seed and Seedance will anchor this research and portfolio work going forward, we also intend to expand this relationship with ByteDance into cloud computing and other AI technologies.”

About LQR House Inc.

In addition to its ownership of Fusion Five Continents Securities, LQR House intends to remain a prominent force in the wine and spirits e-commerce sector, epitomized by its flagship alcohol marketplace, cwspirits.com. This platform seamlessly delivers a diverse range of emerging, premium, and luxury spirits, wines, and champagnes from esteemed retail partners like Country Wine & Spirits. Functioning as a technology-driven hub, LQR House utilizes software, data analytics, and artificial intelligence to elevate the consumer experience. CWSpirits.com stands out as the go-to destination for modern, convenience-oriented shoppers, providing a curated selection of alcohol products delivered to homes across the United States. Beyond its role in the e-commerce sector, LQR House is a marketing agency with a specialized focus on the alcohol industry, measuring campaign success by directly correlating it with sales on CWSpirits.com. Backed by an influential network of around 460 figures in the alcohol space, LQR House strategically drives traffic to CWSpirits.com, enhancing brand visibility. With its controlling stake in Fusion Five Continents Securities, LQR House now operates at the intersection of digital finance, global capital markets, and consumer commerce.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding LQR House’s strategic plans, partnership outcomes, product development timelines, geographic expansion, and market opportunities. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “may,” “will,” “should,” “plan,” “project,” “intend,” “estimate,” and similar expressions. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. There can be no assurance that the advances contemplated by the contract described herein will be achieved. Factors that could cause actual results to differ include, but are not limited to, product development risks, regulatory approvals, market acceptance, competitive dynamics, supply chain conditions, and the ability to apply the new AI models to the specific aspects of the business as contemplated herein. Additional information concerning these and other risk factors is contained in LQR House’s filings with the U.S. Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. LQR House undertakes no obligation to update any forward-looking statements except as required by law.

Investor and Media Contact:

info@lqrhouse.com

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